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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Virtusa Corporation and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-179330, 333-170792, 333-160891, and 333-145636) on Form S-8 of Virtusa Corporation and Subsidiaries of our reports dated May 25, 2012, with respect to the consolidated balance sheets of Virtusa Corporation and Subsidiaries as of March 31, 2012 and 2011, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2012, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2012, which reports appear in the March 31, 2012 annual report on Form 10-K of Virtusa Corporation and Subsidiaries.

                                                                         /S/ KPMG LLP

Boston, Massachusetts
May 25, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm